                                                                  Exhibit 10.5

                        EXECUTIVE EMPLOYMENT AGREEMENT

            EXECUTIVE EMPLOYMENT AGREEMENT,  dated as of February 1, 2002 (the
"Agreement")  by and between  Medix  Resources,  Inc., a Colorado  corporation with its principal  offices located at Suite 1830, 420 Lexington  Avenue,  New
York, New York, ("the Company") and John R. Prufeta (the "Executive").

            WHEREAS,  the Executive is currently  serving as the President and
Chief  Executive  Officer and the Company  desires to induce the  Executive to continue  to  serve  in such  capacity  effective  February  1,  2002  and the
Executive is willing to continue to serve in such  capacity,  on the terms and conditions herein set forth;

            NOW THEREFORE,  in  consideration  of the mutual  covenants herein contained,  the parties  hereto,  each  intending to be legally  bound hereby, agree as follows:

            1.  Employment.  The  Company  agrees to  continue  to employ  the
Executive,  and the Executive agrees to serve the Company as its President and
Chief  Executive  Officer upon the terms and conditions set forth herein.  The
Executive  hereby  represents  and  warrants  that he has  legal  capacity  to execute and perform this Agreement,  that it is a valid and binding  Agreement enforceable  against him  according to its terms,  and that its  execution and performance  by him do not  violate  the terms of any  existing  agreement  or understanding to which the Executive is a party.

            2.   Position   and   Responsibilities.   During  the  Term,   the
Executive  agrees to serve as  President  and  Chief  Executive  Officer.  The
Executive shall be responsible for the Company's overall executive  leadership and management and shall have full authority and  responsibility  with respect thereto,  including  the  matters  set forth in the Job  Description  attached hereto as Exhibit A,  subject to the  supervision,  restrictions,  limitations and guidelines  set forth by the Board of Directors in resolutions  adopted in the  minutes  of the Board of  Directors  meetings,  copies of which  shall be provided to the Executive.

            3.  Term of  Employment.  The term of the  Executive's  employment under this  Agreement  shall commence on February 1, 2002  ("Effective  Date")
and, subject to earlier  termination  provisions  pursuant to Section 7, shall continue  for one (1) year  from the  Effective  Date.  This  Agreement  shall automatically  renew for one or more  additional  one (1) year periods  unless the Company or the Executive  delivers to the other party, a written notice of intention  not to renew  in a form  and  manner  prescribed  herein,  at least
ninety  (90)  days  prior  to  the  expiration  of  this   Agreement.   It  is
acknowledged  and agreed by the parties that failure to renew the  Executive's contract  shall not be deemed to be  "Termination  Without  Cause"  hereunder.
The  "Term"  as used  herein  shall  mean the term of this  Agreement  and any renewal term thereof.

            4. Duties.   During the Term,  except for illness,  incapacity  or
reasonable  vacation  periods of no more than 4 weeks in any calendar year (or such other  periods as shall be  consistent  with the  Company's  policies for other key  executives),  the Executive shall devote his full  attention,  best efforts and all of his  business  time and skill  exclusively  to the business and affairs of the Company,  and its affiliated  Company and shall perform and discharge  well and  faithfully  the duties  which may be assigned to him from time to time, and which are consistent  with his position and status,  as such business and affairs now exist and as they may be  hereinafter  changed.  With approval of the Board of Directors of the Company,  however, the Executive may serve,  on other  boards  of  directors  of,  or hold  any  other  offices  or positions in companies or organizations which, in such Board's judgment,  will not  present  any  conflict  of  interest  with  the  Company  or  any  of its subsidiaries or affiliates or divisions,  or materially affect the performance of Executive's  duties pursuant to this Agreement;  and further  provided that the outside  business  is not a  "Business  Opportunity"  of the  Company,  as
defined  herein.  A Business  Opportunity  of the Company  shall be a product, service, investment, venture or other opportunity, which is either:

(a)   Directly related to or within the scope of the existing  business of the
                        Company; or

(b)   Within the logical  scope of the business of the Company,  as such scope may be expanded or altered  from  time-to-time  by the
                        Board of  Directors.

The terms "affiliate" or "affiliated  Company" as used herein mean any company directly or  indirectly  controlling,  controlled  by or under common  control with the other  company.  A presumption  of control shall exist for any person owning or controlling  10% or more of the outstanding  voting  securities of a company, and any officer, director or general partner of a company.

            5.   Compensation.

            (a)  Base  Salary.  The  Company  shall  pay to the  Executive  as compensation  for his  services,  the base salary of $275,000 per annum ("Base
Salary") as of the  Effective  Date of the  Agreement.  The Base Salary may be
increased,  but not decreased,  from  time-to-time  by the Board of Directors.
Base  Salary  shall be payable  bi-weekly  in  accordance  with the  Company's normal payroll procedures.

            (b)  Bonus  Plan.  In  addition  to  the  Base  Salary,  Executive shall be eligible to earn a performance-based  bonus in a bonus plan set forth and attached  hereto as Exhibit B, the terms and provisions of which have been authorized  by the Board of  Directors.  Executive  shall not be  entitled  to receive the Bonus for any  calendar  year if he resigns from the Company or is terminated by the Company for cause at any time during such calendar year.

            (c) Option  Award.  Upon the  execution  of this  Agreement by the
Company and  Executive,  Executive will receive a grant of options to purchase up to 200,000  shares of the common stock of the Company  under the  Company's
1999 Stock Option Plan, at an exercise  price that is the closing price of the
Company's  stock on the date of December  18,  2001,  subject to the terms and conditions  of  the  Stock  Option  Plan.  Such  options  are  intended  to be classified as incentive  stock  options for tax  purposes,  and shall vest and expire and be subject to such other  terms as  provided  on Exhibit C attached hereto.  The terms of the stock  option  grant are set forth in a Stock Option
Agreement  in the  form  used  pursuant  to such  Plan  and  attached  to this
Agreement.

            (d)  Other  Compensation.  In  addition,  during  the term of this agreement,  Executive  shall  be  eligible  to  receive  residual  commissions provided for in his prior employment agreement, dated December 1, 1999.

            (e)  Medical  Coverage  and  Other  Employee  Benefits.  Except as
modified by this  Agreement,  the Executive will be eligible to participate in such of the Company's  employee benefits  programs as are generally  available to  senior  executives  of the  Company,  now  or  hereafter  established  and maintained by the Company,  to the extent  permissible under the general terms and  provisions  of  such  plans  or  programs,  and in  accordance  with  the provisions thereof,  including health insurance with limited Company payments, long-term  disability  plans,  limited  sick time accrual  plans,  401(k) Plan participation when eligible,  and term life insurance at Executive's  expense,
on  the  same  basis  as  other  senior  executives  of  the  Company.   Where
applicable, the Executive shall be designated as a "key" employee.

            (f) Vacation  Time.  The  Executive  shall be entitled to four (4)
weeks paid vacation per calendar  year.  Such vacation may not be taken in any greater than two (2)  consecutive  week  increments.  Vacation not used by the
Executive  during the  calendar  year  shall be  forfeited.  Compensation  for unused  vacation  time  shall  be  paid  to  the  Executive  on  the  Date  of
Termination, as defined herein.

            6. Business  Expense  Reimbursement.  The Company shall  reimburse the  Executive  for all  reasonable  and  necessary  expenses  incurred by the
Executive  in  connection  with  the  performance  of his  duties  under  this
Agreement,  including entertainment,  travel and lodging costs, subject to the
Executive's  presentation  of  an  appropriate  itemized  accounting  of  such expenses on a monthly  basis,  in such form as is  required  by the  Company's accounting policies.

            7.   Effect of Termination of Employment.

            (a)  Without  Cause   Termination   by  the  Company.   After  the
completion  of the  initial  year of  employment  hereunder,  the  Company may terminate the  employment of the Executive  without cause upon sixty (60) days written notice.  In the event that the Executive's  employment  terminates due to a Without Cause Termination,  earned but unpaid Base Salary and Bonus as of
the  Date  of   Termination   (as  defined  in  Section   15(b)  the  "Accrued
Obligations"  shall  be  payable  in full.  Subject  to:  (1) the  Executive's continuing  compliance with his obligations  under the provisions of Section 9 below;  and (2) the  Executive's  execution  and  delivery to the Company of a
Separation  Agreement  which shall include an irrevocable  general  release of
all  claims,  in  a  form  acceptable  to  the  Company,   the  Company  shall
additionally:

(i)   continue to pay the  Executive's  Base Salary,  as in effect at the Date of Termination,  for a period of six (6) months following
                     the Date of Termination, and

(ii)  pay to the Executive a pro-rata  share of any eligible  bonus amounts in the event of a  termination  during the calendar  year in
                     which the bonus is earned.

With respect to the payments  provided for in this Section 7(a), the Executive shall be  entitled,  to the extent  permitted  by law,  as  determined  by the
Company in good faith,  to participate in any  compensation  deferral plans or arrangements then provided by the Company to senior executives.

            (b)   Disability.  In the  event  of the  Executive's  Disability, the  Company  may,  by giving a Notice of  Disability  as  provided in Section
15(b),  remove the Executive  from active  employment  and in that event shall provide the  Executive  for six (6) months with the same payments and benefits as those  provided  in Section  7(a),  except Base  Salary  payments  shall be offset by any amounts  otherwise  payable to the Executive under the Company's disability program generally available to other employees.

            (c)   Death.  In the event of the  Executive's  death  during  the
Term of this  Agreement,  this Agreement  shall  terminate  immediately.  Upon
Executive's  death,  the Company  shall pay in a lump sum,  within  forty-five
(45) days of the  Executive's  death,  to such person as the  Executive  shall have  designated to the Company as his  beneficiary,  or, if no such person is designated,  to the  Executive's  estate,  an  amount  equal  to  the  Accrued
Obligations as of the date of death,  the value on the Company's  books of any accrued but unused  vacation  time and  accrued and unused sick time,  and all unpaid  expense  reimbursements  at the time of  Executive's  death.  No other payments  shall  be  made,  or  benefits  provided,  by  the  Company  to  the
Executive's beneficiary or the Executive's estate.

            (d)   Termination  by  the  Executive.  The  Executive,   with  or
without cause,  may terminate  this  Agreement upon sixty,  (60) days' written notice to the Company in  accordance  with  Section 15 herein.  The  Executive shall be required to render the services  required under this Agreement during such 60-day period,  unless otherwise  directed by the Board of Directors.  In the event  the  Executive  terminates  employment  under  this  Section  7(c),
Executive shall only be entitled to Accrued  Obligations as of the Termination
Date,  and the Company  shall  thereupon  have no further  obligations  to the
Executive  under this  Agreement,  except as may be required by  operation  of law.

            (e)  Termination  for Cause.  At  anytime  during the Term of this
Agreement,  the Executive may be terminated for cause, as defined  herein.  In such event,  the Company,  without  liability,  may terminate the  Executive's employment  hereunder  for cause upon ten (10) days' advance  written  notice, including  the  reasons  therefore.  If the  Executive  desires to contest the determination  to terminate  his  employment  for cause,  he may  request,  in writing and within five (5) business days of the written  notice to him of his termination,  that a meeting of the full Board of  Directors be called to hear his views on the matter.  Such  meeting  shall take place  within  thirty (30)
days of such written  notice.  During such  period,  unless  otherwise  agreed between the parties,  Executive  shall be on paid leave.  The Board shall make its decision at the meeting and if it is in the  Executive's  favor,  he shall immediately  resume  his  duties.  If it is not in his favor,  his  employment
shall  immediately   terminate  and  thereafter,   the  Company's   obligation
hereunder shall cease and terminate.  In the event the Executive's  employment hereunder  terminates  due to a Termination  for Cause,  the Company shall pay the  Executive  his Accrued  Obligations  only through the  Effective  Date of
Termination  at the rate in effect at the time the  notice of  termination  is given,  plus  accrued but unpaid  vacation,  and vested  stock  options may be exercised  according  to the terms and  limitations  of the Plan.  The Company thereupon  shall have no further  obligations to the Executive,  except as may be required by operation of law.

            (f)  Definitions.  For purposes of this  Agreement,  the following terms have the following meanings:

(i)   "Termination  for Cause"  means,  to the  maximum  extent  permitted  by applicable  law, a termination  of the  Executive's  employment by the Company because  the  Executive  has (A) been  convicted  of, or has entered a plea of nolo contendere with respect to a felony, or any misdemeanor  evidencing moral
turpitude,   deceit,  dishonesty  or  fraud;  (B)  engaged  in  conduct  which constitutes  a willful and continued  failure to perform his duties  hereunder after notice to the Executive and reasonable  opportunity to correct the same;
(C)  willfully  engaged  in any  misconduct  which  has the  effect  of  being injurious to the Company or any of its affiliates;  or (D) materially fails to perform or meet  objective  standards set by the Board of Directors and agreed upon by the Executive in advance; or (E) violated the representations  made in
Section  1  above,  or  any of  the  provisions  of  Sections  9 or 10  below.
Notwithstanding  anything  herein to the  contrary,  the  Company  may without liability,  terminate the Executive's  employment hereunder for cause upon ten
(10) days written notice, and thereafter,  the Company's obligations hereunder shall cease and terminate.

(ii)  "Without  Cause  Termination"  means a  termination  of the  Executive's employment  by the Company  other than due to  Disability or expiration of the
Term and other than a Termination for Cause.

(iii) "Disability"  for purposes of this Agreement  means the Executive  shall be disabled so as to be unable to perform for 90 consecutive  working days, or
120  working  days in the  aggregate  in any 365-day  period,  with or without reasonable  accommodation,  the  essential  functions  of  his  then  existing position or positions  under this  Agreement,  as  determined by the person or entity  responsible for making  determinations  under the Company's  long-term disability  plan or, if any such  person or entity is not able for any  reason
to  make  this   determination,   by  another  independent  person  or  entity
experienced  in this field  selected  by the  Company  and  acceptable  to the
Executive or his representative.

      Nothing  contained  in this Section 7 shall be deemed to limit any other right the Company may have to terminate the  Executive's  employment  upon any ground permitted by applicable law.

            8.  Triggering  Event Lump Sum  Compensation.  In the event of the occurrence  of a  "Triggering  Event,"  which  shall be defined to include (i)
change in ownership of 50% or more of the  outstanding  shares of the Company, or (ii)  the  merger,  consolidation,  reorganization  or  liquidation  of the
Company  that results in a change in ownership of 50% or more of the direct or
indirect   ownership  of  the  Company   before  the  merger,   consolidation,
reorganization  or  liquidation,  the  Executive  shall  receive  a  lump  sum compensation  equal to his annual salary and incentive or bonus  payments,  if
any,  as  would  have  been  paid  to  the  Executive   during  the  Company's
then-current  fiscal year (as if the  Executive had been employed for the full fiscal  year),  within  thirty  (30)  days  of the  Triggering  Event.  All of
Executive's  granted but  unvested  options  shall  immediately  vest upon the occurrence of a Triggering  Event,  and all of the shares  underlying  all the options held by him shall be registered on a Form S-8 (or any successor  form)
in a timely manner (no more than 45 days after such Triggering  Event),  to be
sold  to  his  by  the  Company  or  its   successor   as   unrestricted   and
freely-tradeable  shares. If the Company has been acquired by another publicly traded  company,  the Company  shall cause the  acquiring  company to agree to exchange  its  options  to  acquire  such  company's  shares  for the  Company options,  and to cause such shares to be registered  with the  Securities  and
Exchange  Commission  for  sale  in  the  public  securities  markets  by  the
Executive.  Alternatively,  if the  Company  has been  acquired  by a  private company,  the  Company  shall  cause  such  company to offer to  purchase  the
Executive's  options  upon the  same  terms as are  offered  to the  Company's shareholders in connection  with such company's  acquisition of control of the
Company.  If the total  amount of the change of control  compensation  were to exceed three times the  Executive's  base salary (the average  annual  taxable compensation  of the Executive for the five years  preceding the year in which the change of control  occurs),  the  Company and the  Executive  may agree to reduce the lump sum  compensation  to be  received  by  Executive  in order to avoid the  imposition  of the golden  parachute  tax  provided  for in the Tax
Reform Act of 1984, as amended by the Tax Reform Act of 1986.

            9.   Obligations of Executive During and After Employment.

            (a)  Confidential  Information.  Executive  acknowledges  that, by reason of his duties,  he will produce,  be given,  or may have access to, and become informed of, confidential or proprietary  information which the Company possesses  or to which the Company has rights,  which  relates to the Company, which is not  generally  known to the public or in the  trade,  and which is a competitive  asset of the Company,  or information  which constitutes a "trade secret"  of  the  Company,  ("Confidential  Information"),  including  without limitation,  (i) the Company's planning data, marketing  strategies,  business plans,  expansion plans,  products,  business opportunity records,  notebooks, data, formulas, specifications,  trade secrets, customer lists, account lists,
know-how,   research  and  development  programs,  sales  methods,  inventions processes,  and other  confidential  technical or business  information;  (ii)
non-public  terms of any new products  and  strategies  of the Company;  (iii)
non-public  information relating to the Company's personnel matters;  (iv) the
Company's  financial results and information  about their business  condition;
(v)  non-public  terms  of any  material  contract  of the  Company;  (vi) the
Company's  proprietary  software and related  documents;  (vii) the  Company's client and prospect  lists and contact  persons at such clients and prospects;
and (viii) non-public material information  concerning the Company's customers
or  their   operations,   condition   (financial   or   otherwise)  or  plans.
"Confidential  Information"  shall not include any information:  (A) generally known to the  public  except  as a result  of  disclosure  by  Executive;  (B)
disclosed by the Company without an obligation of  confidentiality on the part of the recipient;  or (C) required to be disclosed by law, rule, regulation or order without an obligation of  confidentiality  on the part of the recipient, provided that prior to making any disclosure under this clause (C),  Executive shall  provide the Company  with notice and the  opportunity  to contest  such disclosure.

Executive   acknowledges  that  his  employment   creates  a  relationship  of
confidence  and  trust  between  himself  and  the  Company  with  respect  to
Confidential Information, and that Confidential Information,  whether compiled or created by him or by the Company,  is and shall remain the sole property of the Company.  Executive  will  faithfully  keep  Confidential  Information  in strict  confidence and shall not, either directly or indirectly,  at any time, while an employee of the Company or  thereafter,  make known,  divulge,  copy, reveal,  furnish, make available, or use (except for use in the regular course of his  duties for the  Company)  any  Confidential  Information  without  the written  consent of the Board of Directors of the Company.  Executive  further acknowledges that all records,  files,  business plans,  documents,  equipment and the like,  or copies  thereof,  including  copies  on  Company  computers, relating to  Company's  business,  or the business of an  affiliated  Company, which  Executive  shall  prepare,  or use, or come into  contact  with,  shall remain the sole  property of the Company,  or of an  affiliated  Company,  and shall not be removed from the Company's or the affiliated  Company's  premises without the written  consent of the Board of Directors,  and shall be promptly returned to the Company upon  termination  of employment  with the Company and its affiliated Company.  All equipment,  software and other materials provided to the  Executive by the Company will remain the property of the Company,  and must be made  available  to the Company at all times for  servicing,  security checks,  or any other  purpose and the  Executive  hereby  agrees to turn such items over to the Company  immediately  upon  request.  Executive  understands and  acknowledges  that his  obligations  under  this  Section 9 will  survive termination  of his  employment,  and will  continue  indefinitely  unless and
until  any  such  Confidential   Information  has  become,  in  the  Company's
reasonable  judgment,  stale,  or, through no fault of Executive's,  generally known to the public or until the  Executive  is required by  operation  of law
(after  providing the Company with notice and an  opportunity  to contest such requirement) to make such disclosure.

The Executive's  obligations  under this Section 9 are in addition to, and not in limitation  or  preemption  of, all other  obligations  of  confidentiality which the Executive  may have to the Company  under general or specific  legal or equitable principles.

            (b) Return Of All Property  And  Documents.  Upon the  termination of his  employment  for any reason or no  reason,  the  Executive  immediately
shall  return  to  the  Company  all  of  its  property,   including   without
limitation,   all  documents  (including  copies)  and  information,   however
maintained  (including  computer  files,  computers,   equipment,  tapes,  and
recordings),  concerning  the  Company or  acquired  by the  Executive  in the course and scope of his employment  (excluding only those  documents  relating solely to the Executive's own salary and benefits).

            (c)  Non-Interference.  Throughout  the  Term and  continuing  for the twelve (12) month  period  immediately  following  the  expiration  of the
Term, and  notwithstanding  the Agreement's earlier termination except if such termination  is pursuant to Section 7(a),  the  Executive  shall not: (i) hire or employ,  directly or indirectly,  through any  enterprise  with which he is associated,  any employee of the Company;  or (ii) recruit,  solicit or induce
(or in any way assist another  person or enterprise in recruiting,  soliciting or inducing) any such employee,  or any consultant,  vendor or supplier of the
Company to terminate or reduce such person's  employment,  consulting or other business relationship with the Company.

            (d)  Non-Solicitation.  Throughout  the  Term and  continuing  for the twelve (12) month  period  immediately  following  the  expiration  of the
Term, and  notwithstanding  the Agreement's earlier termination except if such termination is pursuant to Section 7(a), the Executive shall not,  directly or indirectly,  in any  capacity:  (i) solicit the  business or  patronage of any
Customer,  as herein  defined,  for any other  person or entity,  (ii) divert, entice,  or otherwise  take away from the Company the business or patronage of any Customer,  or attempt to do so, or (iii) solicit or induce any Customer to terminate or reduce its relationship with the Company.

            (e)  Non-Competition.  The  Executive  acknowledges  that,  as  of the  execution of this  Agreement,  (i) the Company is engaged in the business of healthcare  connectivity (the "Business");  (ii) the Company's  Business is
conducted  currently  throughout  the United  States,  and may be  expanded to other  locations;  (iii) his employment  with the Company has given him access to trade secrets and  Confidential  Information  concerning  the Company;  and
(iv) the  agreements  and covenants  contained in this Agreement are essential to  protect  the  Business  and  goodwill  of the  Company.  Accordingly,  the
Executive covenants and agrees as follows:

               (i)  Throughout  the Term and continuing for a period of twelve
      (12) months after termination of the Executive's  employment,  except if such  termination is pursuant to Section 7(a),  the Executive  shall not
      directly  or  indirectly,   render  services  to,  act  as  an  officer,
      director,  partner,  consultant or employee of, or otherwise  assist any
      Competitor.  "Competitor"  as used  herein  means  any  person,  firm or organization (or parent,  subsidiary or affiliate thereof) engaged in or about to  become  engaged  in  research  on,  or the  production  and/or provision of any Relevant  Services,  regarding  which the Executive has obtained  Confidential  Information by virtue of his employment with the
      Company or with respect to which the  Executive  can exert a competitive influence  by virtue of the special and unique  services he has provided the Company.

               (ii)  Throughout  the  Term  and  continuing  for a  period  of twelve (12) months  after  termination,  except if such  termination  is pursuant to Section 7(a),  the  Executive  shall not engage in any other business  activities  directly  or  indirectly,  which  are  or  may  be competitive  with,  or which  might place the  Executive  in a competing position to, that of the Company or any affiliated Company;

               (iii)  Throughout  the Term  and  continuing  for a  period  of twelve (12) months  after  termination,  except if such  termination  is
      pursuant  to  Section  7(a),  the  Executive  shall  not,   directly  or
      indirectly,  in any  capacity:  (A) provide or assist with the provision of Relevant  Services,  except as an employee of the Company;  or (B) be employed by or affiliated or associated in a business  capacity with any person or entity in the business of providing  Relevant  Services  other than the Company;

               (iv) If the  Executive  should be  unable to obtain  employment consistent  with  his  training  and  education  solely  because  of the provisions of this Section,  such  provisions  shall be binding upon the
      Executive  for only so long as the  Company  shall make  payments to the
      Executive  equal to his monthly  Base Salary at  termination  (including payment of health insurance  premiums,  if any,  provided by the Company on behalf of the Executive as of the date of Termination,  but exclusive of any  additional  compensation  and all other  employee  benefits) for each  month in which  the  Executive  shall:  (i) be  unable  to  obtain employment  solely  because of this  Section;  (ii)  provide the Company with a written affidavit  declaring under oath that he is not in any way
      assisting  a  Competitor   and  that  he  has   conscientiously   sought
      employment,  but has been  unable to obtain  employment  because of this
      Section and describing in detail his efforts to obtain  employment;  and
      (iii) provide the Company with any further information  requested by the
      Company to clarify,  substantiate, or expand upon the statements made in such  affidavit.  The Company's  obligation to make or continue  monthly payments  hereunder shall terminate  either by the Company's  giving the
      Executive a written release from his  obligations  under this Section or
      upon  the   Executive's   obtaining   employment   consistent  with  the
      provisions of this Section,  whichever  occurs sooner.  Executive  shall promptly give written  notice of such  employment to the Company  within
      five  (5)  days  of  acceptance  of  such   employment.   The  Company's
      obligation  to make the  monthly  payments  hereunder  shall in no event continue more than six (6) months immediately  following  termination of the Executive's  employment with the Company,  and in no event shall the
      Company be liable under this Agreement for any action  relating  thereto for any amount  greater than the  aggregate  of such  monthly  payments.
      Payments due  hereunder,  if any,  shall be made in accordance  with the
      Company's regular procedures.

                  (v)  Executive  agrees  that he will  provide a copy of this
      Agreement  to any  prospective  employer  with whom he is  contemplating discussing  or  interviewing  for  possible  employment  during the time period during which this Section is effective.

            (f)  Certain Definitions.  For purposes of this Agreement:

            (i)  "Relevant  Services"  shall mean (a)  directly  related to or within  the  scope  of  the  existing  business  of the  Company  [as an internet based,  healthcare  software  company] or (b) any other product or service  within the logical  scope of the  business of the Company as such scope may be expanded or altered by the Board of Directors  and (c)
      any other  services  or products  provided  by the Company  from time to time which,  at any time during the twelve  (12)  months  preceding  the termination of the Executive's employment.

            (ii)  "Customer"  means any  person or entity to the  extent  that such  person or  entity  (A) is  receiving  Relevant  Services  from the
      Company on the date of termination of the  Executive's  employment  with the Company,  (B) received  such services for  compensation  at any time
      during  the  one-year   period   immediately   preceding   the  date  of
      termination  of the  Executive's  employment  with the Company or (C) at any time during the one-year  period  immediately  preceding the date of
      termination  of  the   Executive's   employment  with  the  Company  was
      solicited  by the  Executive,  directly  or  indirectly,  in whole or in part, on behalf of the Company to provide Relevant Services.

            (g) Litigation and  Regulatory  Cooperation.  During and after the
Executive's  employment,   notwithstanding  the  cause  of  termination,   the
Executive   shall   cooperate  fully  with  the  Company  in  the  defense  or prosecution  of any claims or actions now in existence or which may be brought in the future  against or on behalf of the Company  which  relate to events or occurrences  that transpired  while the Executive was employed by the Company.
The  Executive's  full  cooperation in connection  with such claims or actions shall include,  but not be limited to, being available to meet with counsel to prepare for discovery,  trial,  arbitration,  mediation,  or other alternative dispute  resolution,  and to act as a  witness  on behalf  of the  Company  at mutually  convenient times. During and after the Executive's  employment,  the
Executive  shall also cooperate  fully with the Company in connection with any investigation or review of any federal,  state or local  regulatory  authority provided that such  investigation  or review  relates to events or occurrences which  transpired  while  the  Executive  was  employed  by the  Company.  The
Company  shall  reimburse  the  Executive  for  any  reasonable  out-of-pocket
expenses   incurred  in  connection  with  the   Executive's   performance  of
obligations pursuant to this Section 9(g).

            (h)   Nondisparagement.   During   and   after   the   Executive's
employment,  notwithstanding the cause of termination, Executive agrees not to take any  action or make any  statement,  written or oral,  to any  current or former  employee of the Company or to any other  person which  disparages  the
Company, their management,  directors or shareholders, as applicable, or their practices  or which  disrupts or impairs  their normal  operations,  including actions or statements  (i) that would harm the  reputation of the Company,  as applicable,  with their clients,  suppliers,  employees or the public, or (ii)
that would  interfere with existing or  prospective  contractual or employment relationships with clients, suppliers or individuals.

            (i)  Remedies.  The  Company's  obligation  to  make  payments  or provide any benefits  under this  Agreement  (except to the extent  previously vested)  shall cease upon any  violation of the  provisions of this Section 9.
In addition,  in the event of a violation by the  Executive of the  provisions of this  Section 9, the Company  shall be entitled,  if it shall so elect,  to institute  legal  proceedings  to obtain  damages for any such  breach,  or to enforce the  specific  performance  by the  Executive of this Section 9 and to enjoin  the  Executive  from any  further  violation,  and may  exercise  such remedies  cumulatively  or in  conjunction  with such other remedies as may be available  to  the  Company  at  law  or  in  equity.  Executive  agrees  that irreparable  harm should be if any  provision of this Section 9 is breached in any way.  The  Executive  agrees  that it would be  difficult  to measure  any damages to the Company  which might result from any breach by the Executive of the promises set forth in this Section 9, and that in any event money  damages would be an  inadequate  remedy for any such  breach.  Executive  agrees  that faithful  adherence to the terms of this Section is an essential  condition of employment  with the Company.  Accordingly,  the Executive  agrees that if the
Executive  breaches any  provision  of this  Agreement,  the Company  shall be entitled,  in  addition  to  all  other  remedies  that  it  may  have,  to an injunction or other appropriate  equitable relief to restrain any such breach, without the  requirement  of posting  any bond in  connection  with  obtaining temporary  or  injunctive  relief,  and without  showing or proving any actual damage to the Company.  Nothing herein shall be construed as  prohibiting  the
Company  from  pursuing  any other  remedy  available  to the Company for such breach or  threatened  breach,  including  but not limited to, the recovery of damages against the Executive.

            (j)   Survival;   Authorization   to  Modify   Restrictions.   The
Executive  acknowledges and agrees that the covenants of the Executive and the restrictions  contained  in  this  Section  9  are  intended  to  protect  the
Company's  interest  in  its  Confidential   Information  and  its  commercial
relationships  and  goodwill  with  its  customers,   prospective   customers,
vendors,   suppliers,   consultants  and  employees.   The  Executive  further
acknowledges  and  agrees  that  the  covenants  of  the  Executive,  and  the restrictions  contained in this Section 9, shall survive  termination  of this
Agreement and any termination of the Executive's  employment,  for the periods stated  herein and shall  continue in full force and effect  regardless of any change in the  Executive's  title,  duties,  responsibility,  compensation  or benefits while he remains employed by the Company.

            The  Executive  represents  that he has read and  understands  the provisions  of this  Agreement,  including  this Section 9 that he has had the opportunity to consult with counsel  concerning such  provisions,  and that he understands  the  effect  of  such  provisions  on his  ability  to  earn  his livelihood  upon any  termination  of his  employment  with the  Company.  The
Executive   acknowledges   that  it  would  cause  the  Company   serious  and
irreparable  injury  and  cost  if  Executive  were  to use  his  ability  and knowledge  in  competition  with  the  Company  or  to  otherwise  breach  the obligations  contained  in this Section 9 and, in view of the nature and level of his  responsibilities  and the level of his  compensation,  agrees that the
provisions  of  this  Section  9  are  reasonable.   Accordingly,  it  is  the
intention  of the  parties  that the  provisions  of this  Section  9 shall be enforceable to the fullest extent  permissible  under applicable law, but that if any portion or provision of this Agreement  shall to any extent be declared illegal or  unenforceable by a court of competent  jurisdiction,  then (A) the court  may amend  such  portion  or  provision  so as to comply  with law in a manner  consistent with the intention of this Agreement,  (B) the remainder of this Agreement,  or the application of such illegal or  unenforceable  portion or provision in  circumstances  other than those as to which it is so declared illegal or  unenforceable,  shall not be affected thereby and (C) each portion or provision of this Agreement  shall be valid and  enforceable to the fullest extent permitted by law.

            (k)  Jurisdiction  and Venue.  The  parties  agree that any action by the Company to enforce the  covenants  and  restrictions  contained in this
Section  9 or  any  action  by  either  party  to  obtain  a  judgment  on  an arbitrator's  award referred to in Section 11 may be instituted and maintained in the state or  federal  courts in New York,  New York.  Subject to the first sentence of Section 11 hereof,  the parties hereby  irrevocably  submit to the jurisdiction  of the state  and  federal  courts in New York,  New York in any suit,  action or proceeding  arising under, or relating to, this Agreement and hereby  irrevocably waive any objections to the venue of any of such courts in any such suit, action or proceeding,  including any claim that any other court constitutes a more appropriate or convenient forum.

            10. Proprietary Developments.

            (a) The  Executive  acknowledges  that he has been an employee and officer of the  Company  and its  predecessor  during the  development  of the software and Intellectual Property, as defined herein,  currently owned by the
Company,  and the  Executive  makes no claim to any right,  title or  interest
(including patent rights,  copyrights,  trade secret rights, trademark rights, sui generic database  rights,  and all other  intellectual  property rights of any sort throughout the world),  made or conceived or reduced to practice,  in whole or in part, by Executive  during such  employment by the Company and its
predecessors  that  relate  to  such  Intellectual   Property.   Any  and  all
inventions (whether or not patentable),  products, discoveries,  improvements, processes, methods, computer software programs, models, techniques,  formulae, trade secrets, service marks, patent rights,  copyrights, sui generis database rights,  designs,  designations,  know-how,  ideas,  trademarks  and  works of
authorship   (collectively,   hereinafter   referred   to   as   "Intellectual
Property"),  made,  developed  or  created  by  the  Executive  (alone  or  in conjunction  with others,  during  regular hours of work or otherwise)  during the Executive's  employment by the Company and its predecessors,  which may be directly or indirectly  useful in, or relate to,  business  conducted or to be conducted by the Company  shall be the Company's  exclusive  property and will be promptly  disclosed by the Executive to the Company.  To the fullest extent permitted by law, such  Intellectual  Property  shall be deemed works made for hire.

                        (b)  Executive  hereby  transfers  and  assigns to the
Company  or its  designated  affiliate  any  right,  title or  interest  which
Executive  may have or acquire in any such  Intellectual  Property  (including patent rights, copyrights,  trade secret rights, trademark rights, sui generis database  rights,  and all  other  intellectual  property  rights  of any sort throughout  the world)  relating  to any and all  inventions  (whether  or not patentable), works of authorship,  designations,  designs, know-how, ideas and information made or conceived or reduced to practice,  in whole or in part, by
Executive,  (i) during the Term that relate to the subject matter of, or arise out of,  his  services  to the  Company,  (ii) are  referred  to in clause (a)
above,  or (iii)  constitute any  Proprietary  Information  (as defined below)
(collectively,  "Inventions").  Executive  will promptly  disclose and provide all  Inventions  to Company.  Executive  waives any  license or other  special right  which  Executive  may  have or  accrue  therein.  Executive  agrees  to execute  any  documents  and to take  any  actions  that may be  required,  as reasonably  determined  by the Company's  counsel,  to effect and confirm such transfer,  assignment and waiver.  Executive shall further assist Company,  at its  request  and  expense,  to  further  evidence,  record and  perfect  such assignments and to perfect,  obtain,  maintain,  enforce and defend any rights assigned.  Executive hereby irrevocably designates and appoints the Company as its  agent  and  attorney-in-fact  to act for  and in  Executive's  behalf  to execute and file any documents and to do all other lawfully  permitted acts to further the  foregoing  with the same legal force and effect as if executed by
Consultant.  The  Executive  shall,  upon the Company's  request,  execute any documents  necessary or advisable in the opinion of the  Company's  counsel to direct the issuance of patents,  trademarks  or  copyrights  to the Company or its designated affiliate with respect to such Intellectual  Property as are to be the Company's  exclusive  property  under this Section 10 or to vest in the
Company or such affiliate title to such Intellectual  Property, the expense of securing  any patent,  trademark  or  copyright,  however,  to be borne by the
Company or such  affiliate.  The  Executive  will keep  confidential  and will hold for sole benefit of the Company any Intellectual  Property which is to be their exclusive property under this Section 10 for which no patent,  trademark or copyright is issued.

                        (c)   Executive  agrees  that all  Inventions  and all
other  business,  customer,  marketing,  technical and  financial  information
(including,  without limitation,  the identity of and information  relating to the Company's  customers or employees)  that Executive  developed,  learned or obtained  for or about the Company  and its  predecessors,  or that  Executive develops,  learns or obtains during the Term that relate to the Company or the business or that are received by or for the Company in confidence,  constitute
"Proprietary  Information,"  provided that Proprietary  Information  shall not include  information  in the  public  domain  through  no fault of  Executive.
Executive  will hold in  confidence  and not disclose or, except in performing the services hereunder, use any Proprietary  Information.  Upon termination of this  Agreement,  and  as  otherwise  requested  by  Company,  Executive  will promptly  return to  Company  all items and  copies  containing  or  embodying
Proprietary  Information,  except that  Executive may keep personal  copies of his compensation records and this Agreement.

            (d)  As  additional   protection  for   Proprietary   Information,
Executive agrees that during the Term and for one year  thereafter,  Executive will not  encourage or solicit any employee or  consultant of Company to leave
Company for any reason.  As further  protection,  Executive will not engage in any activity that is in any way competitive  with the business of the Company, and Executive  will not assist any other person or  organization  in competing or in preparing to compete with any business of Company.

            (e) The Executive  agrees that  non-public  terms of  Intellectual
Property  shall  constitute  Confidential  Information  within the  meaning of
Section 9.

            (f) The  foregoing  provisions of this Section 10 shall be binding upon the Executive's  heirs and legal  representatives.  The agreements of the
Executive  in this  Section  shall be  enforceable  by  injunction  and  shall survive the termination of this Agreement

            11.  Resolution  of  Disputes.  Except as  otherwise  provided  in
Section 9, any dispute or  controversy  arising  under or in  connection  with this  Agreement  shall be settled  exclusively by arbitration in New York, New
York,  by three  arbitrators  in  accordance  with the  rules of the  American
Arbitration  Association  then  in  effect.  Judgment  may be  entered  on the arbitrators' award in any court having jurisdiction.

            12.  Full  Settlement.   The  Company's  obligation  to  make  any
payment   provided  for  in  this  Agreement  and  otherwise  to  perform  its obligations  hereunder shall be in lieu of all other severance payments to the
Executive  under any other  severance  plan,  arrangement  or agreement of the
Company and its  affiliates,  and in full  settlement of any and all claims or rights of the Executive for severance,  separation and/or salary  continuation payments resulting from the termination of his employment.

            13.  Withholding  Taxes.  The  Company  shall  withhold  from  any payments made under this Agreement all federal,  state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

            14.  Consolidation,  Merger,  or Sale of  Assets.  Nothing in this
Agreement  shall  preclude the Company from  consolidating  or merging into or with,  or  transferring  all or  substantially  all of its assets to,  another corporation  or entity which assumes this  Agreement and all  obligations  and undertakings of the Company  hereunder.  Upon such a consolidation,  merger or transfer of assets and  assumption,  the term  "Company"  as used herein shall mean such other  corporation or entity,  and this Agreement  shall continue in full force and effect.

            15.   Notices.

            (a)   General.   All   notices,   requests,   demands   and  other
communications  required or permitted  hereunder shall be given in writing and shall be deemed to have been duly given when  delivered  or 5 days after being deposited in the United States mail,  certified and return receipt  requested, postage prepaid, addressed as follows:

            (i)  To the Company: John T. Lane, Chairman of the Board
                                 Medix Resources, Inc.
                                 The Graybar Building, Suite 1830
                                 420 Lexington Avenue
                                 New York, New York 10170

                                 Copy to:

                                 P.A. Minicucci
                                 L. B. Stewart

             (ii)  To the Executive:   John R. Prufeta, President & CEO
                                 Medix Resources, Inc.
                                 The Graybar Building, Suite 1830
                                 420 Lexington Avenue
                                 New York, New York 10170

            or to  such  other  address  as the  addressee  party  shall  have previously specified in writing to the other.

            (b)   Notice  of  Termination.  Except in the case of death of the
Executive,  any  termination of the Executives  employment  hereunder prior to the  expiration of the Term pursuant to Section 7, whether by the Executive or the  Company,  shall be effected  only by a written  notice given to the other party in  accordance  with  this  Section  15("Notice  of  Termination").  Any
Notice of Termination  shall (i) indicate the specific  termination  provision in Section 7 relied upon,  (ii) in the case of a  termination  for Cause,  set forth in reasonable  detail the facts and  circumstances  claimed to provide a basis  for such  termination  and (iii)  specify  the  effective  date of such termination  of  employment  (the "Date of  Termination"),  which shall not be less 10 days nor more than 90 days after  such  notice is given.  The  failure of the Executive or the Company to set forth in any Notice of Termination  any fact or circumstance  which  contributes to a showing of Cause shall not waive any right of the Executive or the Company  hereunder or preclude the Executive or the Company from  asserting  such fact or  circumstance  in  enforcing  the
Executive's or the Company's rights hereunder.

            16.     Indemnification.  The  Company  shall  indemnify  and hold harmless  Executive  to the full  extent  required  by law. To the extent that any of the Company's  officers or directors are covered by or benefit from one or more, Director and Officers'  liability  insurance policies,  the Executive shall also be covered by or benefit from such policy or policies.

            17.  No  Attachment.  Except  as  required  by law,  no  right  to receive  payments  under this  Agreement  shall be  subject  to  anticipation, commutation,  alienation,  sale, assignment,  encumbrance,  charge, pledge, or hypothecation  or  to  execution,  attachment,  levy  or  similar  process  or assignment by operation of law, and any attempt, voluntary or involuntary,  to effect  any  such  action  shall be null,  void  and of no  effect;  provided,
                                                                     ---------
however,  that nothing in this Section 17 shall  preclude  the  assumption  of such rights by executors,  administrators,  or other legal  representatives of the  Executive or his estate or their  assigning  any rights  hereunder to the person or persons entitled thereto.

            18.  Binding  Agreement.  This  Agreement  shall be binding  upon, and shall  inure to the  benefit of, the  Executive  and the  Company  and, as permitted by this Agreement,  their  respective  successors,  assigns,  heirs, beneficiaries and representatives.

            19.  Counterparts;  Headings;  Interpretation.  This Agreement may
be executed in counterparts,  each of which, when executed, shall be deemed to be an  original  and all of which  together  shall be deemed to be one and the same instrument.  The underlined  Section headings contained in this Agreement are for convenience of reference only and shall not affect the  interpretation or  construction  of any  provision  hereof.  This  Agreement is the result of negotiation  and compromise  between the parties hereto,  each  represented by counsel.  The fact that either party,  in the course of  negotiations,  agreed to an  addition,  deletion  or  change  requested  by the  other  party in the language of this  Agreement  shall not be deemed an  admission  of fact by the party agreeing to such change.

            20.  Arbitration.  Except as  otherwise  provided  in  Section  9, any  controversy,  dispute  or  claim  arising  out of,  or  relating  to this
Agreement and/or its  interpretation  shall be settled by binding  arbitration in  New  York,  New  York  in  accordance  with  the  Rules  of  the  American
Arbitration  Association  for  employment  disputes then in effect.  The award rendered by the  arbitrators  shall be final and  judgment may be entered upon the award in any court having  jurisdiction.  If any legal  proceeding  and/or arbitration  is brought to enforce or interpret  the terms of this  Agreement,
each  party  shall  bear  its  own  attorney's  fees,   costs,  and  necessary
disbursements in such legal proceeding and/or  arbitration except as otherwise provided herein.

            21.   General Provisions.

            (a)   Non-Assignment.   The  Executive's  rights  and  obligations
under this  Agreement  shall not be  transferable  by assignment or otherwise, nor shall  Executive's  rights be subject to  encumbrance  or to the claims of
the  Company's  creditors.   Nothing  in  this  Agreement  shall  prevent  the
consolidation of the Company,  with or its merger into, any other corporation, or the sale by the  Company of all or  substantially  all of its  property  or assets.  However,  the rights of the Executive  hereunder shall be enforceable against any successor to the Company,  and the rights of the Company hereunder shall benefit any successor to the Company.

            (b)  Entire   Agreement;   Amendments.   This  Agreement  and  the
rights  of  Executive  with  respect  to  the   obligations  and  benefits  of
employment recited in this Agreement,  constitute the entire Agreement between the  parties  hereto in  respect of the  employment  of the  Executive  by the
Company and supersede any and all other  agreements  either oral or in writing between the parties  hereto with respect to the  employment of the  Executive.
No amendment  or waiver of this  Agreement  or any  provision  hereof shall be effective  unless  contained in a writing  executed by the party  against whom such amendment or waiver is asserted,  and in the case of the Company,  by its duly authorized officer.

            (c)  Divisible.   The  provisions  of  this  Agreement   shall  be
regarded as divisible,  and if any of said provisions or any part there of are declared invalid or unenforceable  by a court of competent  jurisdiction,  the validity  and  enforceability  of the  remainder of such  provisions  or parts there of and the applicability there of shall not be affected thereby.

            (d)  Governing  Law.  The  validity,  interpretation,  performance and  enforcement of this Agreement  shall be governed  exclusively by the laws of the State of New York,  without  regard to  principles of conflicts of laws thereof.

            (e)   Construction.   Throughout  this  Agreement,   the  singular
shall include the plural,  and the plural shall include the singular,  and the masculine  and neuter  shall  include the  feminine,  wherever  the context so requires.

            (f) Text to Control.  The  headings  of  paragraphs  and  sections are included  solely for  convenience  of reference.  If any conflict  between any heading and the text of this Agreement exists, the text shall control.

            (g)  Authority.  The officer  executing  this  Agreement on behalf of the  Company  has been  empowered  and  directed  to do so by the  Board of
Directors of the Company.

            IN  WITNESS   WHEREOF,   the  Company  and  the  Executive  hereby
voluntarily execute this Agreement,  as of the date first above written, after arms-length negotiations,  with the full intention to be mutually bound by the terms hereof.

                        FOR THE COMPANY:
                        MEDIX RESOURCES, INC.

                        By:   /s/John T. Lane
                              John T. Lane
                              Chairman of the Board

                        THE EXECUTIVE:

                        By:   /s/John R. Prufeta
                              John R. Prufeta

                                                                     Exhibit A
                               JOB DESCRIPTION

                    President and Chief Executive Officer
                            Medix Resources, Inc.

The Chief Executive Officer and President of Medix Resources, Inc. shall be responsible for the day to day management and operation of the Company. He shall have full authority and responsibility for the Company's balance sheet and profit & loss statements. He will be subject to the general direction, approval and control of the Company's Executive Committee and Board of
Directors.

RESPONSIBILITIES

o  Day to day management and operation of the Company.

o  Authority and responsibility of the balance sheet and profit & loss statements.

o  Provision of near term and long term budgets and plans as requested by the
   Board of Directors.

o  Management of budget & policies as determined by the Executive Committee, other Board Committees and the Board of Directors.

o  Management of investment banking activities.

o  Management of any merger and acquisition activities.

o  Development of distribution networks for the Company's products, including any subsidiaries. .

o  Management of all other executives hired by the Company for the purposes of conducting and executing the Company's strategy and operations.

o  Oversight of all public & investor relations activities.

o  Organization and attendance of all monthly and quarterly Board of
   Directors meetings.

o  Executive  shall  be the  Chairman  of the  Board  for  each and any of the
   Company's  subsidiaries,  and if he is not the chief  executive  officer of the subsidiary,  the president,  chief executive officer or chief operating officer  of the  subsidiary  shall  report to the  Executive  on a mutually agreed upon schedule, regarding the activities of the subsidiary.

                                                                     Exhibit B

                               2002 Bonus Plan
                     President & Chief Executive Officer

The Board of Directors has structured a calendar year, 2002 CEO bonus program as follows:
                                        Max Bonus       Performance
Performance Criteria    Weighting       Potential       Thresholds
 -------------------------------------------------------------------------
 1. Investment
    Financing (2002)                                    o $8mm   Minimum
                           50%          $200,000        o $10mm  Middle
                                                        o $15mm  High
 -------------------------------------------------------------------------
 2. Earned Revenue
    (2002)                 30%          $120,000        o $2.5mm Minimum
                                                        o $3.6mm Middle
                                                        o $5.0mm High
 -------------------------------------------------------------------------
 3. Enterprise
    Development            20%           $80,000        o Board Discretion
    (2002)
 -------------------------------====================----------------------

               TOTAL      100%          $400,000
 -------------------------------------------------------------------------

                                                                     Exhibit C

                         2002 Incentive Stock Options
                     President & Chief Executive Officer

Incentive Stock    Exercise      Expiration      Performance Vesting
   Options          Price           Date            Requirements
 -----------------------------------------------------------------------

     200,000        $.70          5 Years         o100,000 Minimum investment
                                  (1/22/2007)              financing

                                                  o 200,000 Target investment
                                                            financing
 ---------------------------------------------------------------------------